Exhibit 10.1

FORBEARANCE AND FIFTH AMENDMENT TO CREDIT AGREEMENT

This FORBEARANCE AND FIFTH AMENDMENT TO CREDIT AGREEMENT is dated and entered into as of August 29, 2025 (this “Amendment”), by and among FLEX REVOLUTION, LLC, a Delaware limited liability company (“Borrower”), the Lenders party hereto, FLEXSHOPPER INC., a Delaware corporation (“Guarantor”), and BP FUNDCO LLC, a Delaware limited liability company, as Administrative Agent (the “Administrative Agent”).

R E C I T A L S

WHEREAS, reference is made to that certain Credit Agreement, dated as of September 2, 2020, by and among the Borrower, the Lenders and the Administrative Agent (as amended or modified by (i) that certain Interim Waiver to the Credit Agreement dated as of January 11, 2022, (ii) that certain First Amendment to Credit Agreement dated as of March 2, 2022, (iii) that certain Joinder Agreement, Consent, Waiver and Second Amendment to Credit Agreement dated June 7, 2023, (iv) that certain Addendum Agreement dated as of January 10, 2025, (v) that certain Third Amendment to Credit Agreement dated June 7, 2025 and (vi) that certain Forbearance and Fourth Amendment to Credit Agreement, dated July 31, 2025 (the “Fourth Amendment Forbearance”)) (as so amended or modified and as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement;

WHEREAS, the Borrower has failed to deliver the financial statements of FlexShopper that are required to be delivered pursuant to Section 6.01(a) of the Credit Agreement within one hundred twenty (120) days after the end of the Fiscal Year ending December 31, 2024, which is an Event of Default pursuant to Section 6.01(d) of the Credit Agreement (the “Existing Event of Default”);

WHEREAS, pursuant to Section 10.1 of the Credit Agreement, no amendment or waiver of any provision of the Credit Agreement or any other Loan Document and no consent to any departure therefrom shall be effective without the written concurrence of the Lender (which, as the sole Lender, constitutes the Required Lenders) (the “Consenting Lender”);

WHEREAS, pursuant to the Fourth Amendment Forbearance, the Consenting Lender agreed to, among other things, forbear from the exercise of any rights or remedies under the Loan Documents with respect to the Existing Event of Default during the Forbearance Period (as defined in the Fourth Amendment Forbearance);

WHEREAS, the Consenting Lender has agreed to (i) continue to forbear from the exercise of any rights or remedies under the Loan Documents with respect to the Existing Event of Default during the Forbearance Period (as defined below) and (ii) amend certain provisions of the Credit Agreement on the terms and in the manner set forth herein; and

WHEREAS, Borrower and Guarantor each acknowledge and confirm respectively that (a) they will derive substantial direct and indirect benefits from the execution, delivery and performance by the Lender of this Amendment, (b) this Amendment constitutes valuable consideration to the Borrower and Guarantor, (c) the agreements of the Borrower and Guarantor hereunder (and under each of the other Loan Documents to which they are a party) are intended to be an inducement to Lender to execute, deliver and perform this Amendment and (d) the Administrative Agent and each Lender is relying upon the agreements of Borrower and Guarantor hereunder (and under each of the other Loan Documents to which they are a party) in entering into and performing under this Amendment.

NOW, THEREFORE, in reliance upon the foregoing facts and in consideration of the mutual agreements of the parties hereto, the parties hereby agree as follows:

ARTICLE I. AMENDMENTS TO CREDIT AGREEMENT

The Credit Agreement is hereby amended as follows:

Section 1.1. Effective as of the Effective Date, the definition of “Draw Period” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Draw Period” means the period commencing on the Closing Date and ending on the earliest to occur of (a) September 30, 2025, (b) the termination of the Forbearance Period (as defined in the Fifth Amendment Forbearance) and (c) the Draw Period Termination Date; provided, that the Borrower may seek to extend the Draw Period by an additional one (1) year in accordance with Section 2.01(b).

Section 1.2. Effective as of the Effective Date, Section 1.01 of the Credit Agreement is hereby amended by adding a new defined term of “Fifth Amendment Forbearance” in the appropriate alphabetical order therein which shall read as follows:

“Fifth Amendment Forbearance” means that certain Forbearance and Fifth Amendment to Credit Agreement, dated as of August 29, 2025, by and among the Borrower, the Lenders and the Administrative Agent.

Section 1.3. This Amendment (i) is strictly limited to the amendments set forth in Article I hereof; and all the other terms, provisions and conditions of the Credit Agreement shall remain in full force and effect, (ii) shall not extend nor be deemed to extend to any Cease Funding Event, Default or Event of Default (other than the forbearance of the Existing Event of Default set forth in Article II hereof) whether similar or dissimilar to the matters amended or modified herein, (iii) shall not impair, restrict or limit any right or remedy of any Lender or the Administrative Agent with respect to any other event that may hereafter arise under the Credit Agreement or any other Loan Document, and (iv) shall not constitute any course of dealing or other basis for altering any obligation of Borrower or any of the Guarantors or any right, privilege or remedy of any Lender or the Administrative Agent under the Credit Agreement or any other Loan Document.

Section 1.4. This Amendment is limited precisely as written and shall not be deemed be a waiver of or amendment to or consent to modify any other term or condition of the Credit Agreement or any other Loan Document, which may not be waived, amended or modified, except pursuant to a written agreement signed by each of the parties hereto.

ARTICLE II. FORBEARANCE

Section 2.1. Subject to the terms and conditions set forth in this Amendment, including the satisfaction and fulfillment of each of the conditions precedent set forth in Section 3.1 below and each of the conditions subsequent in Section 3.2 below, during the period beginning on the date hereof and ending on the earlier to occur of (x) September 30, 2025 and (y) the Waterfall Credit Facility Forbearance Termination (as defined below) (such period, the “Forbearance Period”), Administrative Agent and Lenders will not take any action or exercise any rights or remedies based solely on any Existing Event of Default available to Administrative Agent or any Lender against Borrower or Guarantor under this Amendment or the Loan Documents or applicable law with respect to the obligations under the Credit Agreement. Such forbearance shall not derogate from Administrative Agent’s right to collect, receive, and or apply proceeds of Collateral that are paid or payable to Administrative Agent under the Credit Agreement. Upon termination or expiration of the Forbearance Period, Administrative Agent shall be entitled (but not required) to exercise any of its rights and remedies under this Amendment, the Credit Agreement, the other Loan Documents, or applicable law. For purposes hereof, the “Waterfall Credit Facility Forbearance Termination” means the termination or expiration of the forbearance period under that certain Limited Forbearance and Reaffirmation, dated as of August 16, 2025, by and among FlexShopper 2, LLC, FlexShopper, LLC, and Powerscourt Investments 50, LP, as administrative agent thereunder, as may be amended from time to time.

Section 2.2. This Amendment (i) is strictly limited to the forbearance of the Existing Event of Default set forth in Section 2.1 above; and all the other terms, provisions and conditions of the Credit Agreement shall remain in full force and effect except as amended pursuant to Article I hereof, (ii) shall not extend nor be deemed to extend to any Cease Funding Event, Default or Event of Default (other than the forbearance of the Existing Event of Default set forth in Section 2.1 above) whether similar or dissimilar to the matters set forth herein, (iii) shall not impair, restrict or limit any right or remedy of any Lender or the Administrative Agent with respect to any other event that may hereafter arise under the Credit Agreement or any other Loan Document, and (iv) shall not constitute any course of dealing or other basis for altering any obligation of Borrower or the Guarantor or any right, privilege or remedy of any Lender or the Administrative Agent under the Credit Agreement or any other Loan Document.

Section 2.3. During the Forbearance Period, notwithstanding anything to the contrary contained in the Credit Agreement, the Lenders may make Revolving Credit Loans to the Borrower under the Loan Agreement in their sole and absolute discretion.

ARTICLE III. CONDITIONS TO EFFECTIVENESS

Section 3.1. Conditions Precedent to Effectiveness. This Amendment shall become effective and binding on the parties hereto (the “Effective Date”) upon the satisfaction of the following conditions precedent by the Lenders and the Administrative Agent with delivery by the Lenders and the Administrative Agent of their signature pages to this Amendment evidencing such Person’s acknowledgement that the conditions set forth in this Section 3.1 have been satisfied, unless otherwise waived in writing):

(a) Receipt of Certain Documents. Unless delivery of any of the following is waived by the Administrative Agent, the Administrative Agent shall have received the following, each of which shall be in form and substance satisfactory to the Administrative Agent and each of which shall be, unless otherwise specified herein or otherwise required by the Administrative Agent, originals (or telefacsimiles or portable document format versions thereof (in either such case, promptly followed by originals thereof), each, to the extent to be executed by Borrower or Guarantor, properly executed by a Responsible Officer of Borrower or Guarantor, each dated the Effective Date (or, in the case of certificates of governmental officials, a recent date before the Effective Date), all in sufficient number as the Administrative Agent shall separately identify (including, if specified by the Administrative Agent, for purposes of the distribution thereof to the Administrative Agent, the Lenders and the Borrower):

(i) this Amendment duly executed and delivered on behalf of each party hereto; and

(ii) such other documents, opinions, certificates, information and consents as the Administrative Agent shall reasonably request in connection herewith.

Section 3.2. Conditions Subsequent. The continued effectiveness of the Forbearance Period is conditioned on the satisfaction of the following conditions, unless specifically waived in writing by the Lenders and the Administrative Agent:

(a) On or before September 30, 2025, Borrower shall enter into a backup servicing agreement with a backup servicer approved by the Administrative Agent, pursuant to which such backup servicer shall be engaged by the Borrower to provide, among other things, “hot” backup services and a servicing transition plan with respect to the Collateral, in each case, the scope and manner of which shall be acceptable to the Administrative Agent.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES

Borrower and Guarantor each hereby represents and warrants to each Lender and the Administrative Agent, on and as of the Effective Date, that:

(a) After giving effect to this Amendment, the representations and warranties of each of Borrower and Guarantor under each of the Loan Documents to which it is a party are true and correct in all material respects as if made and restated on the date hereof.

(b) (i) The individual executing this Amendment on behalf of Borrower and Guarantor is duly authorized to do so, (ii) Borrower and Guarantor have full right and authority to enter into this Amendment and to consummate the transactions described in this Amendment and (iii) this Amendment constitutes the valid and legally binding obligation of Borrower and Guarantor, enforceable against Borrower and Guarantor in accordance with its terms.

(c) Other than the Existing Event of Default, no Default or an Event of Default exists; and no event or condition, the occurrence of which immediately is or, with the lapse of time or the giving of notice or both, would become a Backup Servicing Trigger Event or Cease Funding Event, before or after giving effect to this Amendment.

(d) The execution and delivery by Borrower and Guarantor of this Amendment and the performance by Borrower and Guarantor of their obligations under this Amendment and the other Loan Documents to which they are a party, in each case, have been duly authorized by all necessary action on the part of Borrower and Guarantor and do not and will not, in the case of Borrower and Guarantor (i) violate, conflict with or constitute a breach of, or constitute a default under, any provision of Borrower’s or Guarantor’s organizational documents; (ii) violate, conflict with or constitute a breach of, or constitute a default under, any provision of any statute, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect to which Borrower or Guarantor are a party or is subject, or by which any of their assets are bound or affected; (iii) result in, or require the creation or imposition of, any Lien upon or with respect to any asset of Borrower or Guarantor other than Liens in favor of the Administrative Agent and the Permitted Liens; or (iv) result in a breach of, or constitute a default by Borrower or Guarantor under, any indenture, loan, or credit agreement or any other agreement, document, instrument, or certificate to which Borrower or Guarantor are a party or subject or by which they or any of their assets are bound or affected, including, but not limited to, any loan from or agreement of any type with a third-party lender.

(e) No approval, authorization, order, license, permit, franchise, or consent of, or registration, declaration, qualification, or filing with, any Governmental Authority or other Person is required in connection with the execution and delivery of this Amendment by Borrower and Guarantor and the performance by Borrower and Guarantor of their obligations under this Amendment or any of the other Loan Documents to which they are a party, in addition to those that have already been obtained.

ARTICLE V. REAFFIRMATION AND ACKNOWLEDGMENT

Section 5.1. Reaffirmations and Acknowledgments. Each of Borrower and Guarantor hereby: (i) acknowledges, confirms, affirms and reaffirms in all respects the terms and provisions of, and confirms the validity and effectiveness of, each of the Loan Documents to which it is a party; (ii) acknowledges, confirms, affirms and reaffirms its respective obligations, guarantees and security interests under each of the Loan Documents to which it is a party; and (iii) confirms and agrees that it has no defenses to or offsets against any of its respective obligations under any of the Loan Documents to which it is a party (any such offset, defense or counterclaim as may exist being hereby irrevocable waived by each of Borrower and Guarantor).

ARTICLE VI. MISCELLANEOUS

Section 6.1. Entire Agreement. This Amendment and the Loan Documents sets forth the entire agreement of the parties hereto with respect to the subject matter hereof.

Section 6.2. Amendment. Neither this Amendment nor any provision hereof may be waived, amended or modified, except pursuant to a written agreement signed by each of the parties hereto.

Section 6.3. Release.

(a) No Defenses or Claims. The Borrower and Guarantor acknowledge and agree that they have no defenses, counterclaims, offsets, cross-complaints, causes of action, rights, claims or demands of any kind or nature whatsoever, including without limitation, any usury or lender liability claims or defenses, arising out of the Loans, any Loan Documents, or the Collateral, or any past or present relationship between or among the Borrower and/or the Guarantor, the Administrative Agent and/or the Lenders, or any of Administrative Agent’s and/or Lenders’ past, present and/or future parent, subsidiary and affiliated entities and, with respect to each of the foregoing, their respective past and present officers, directors, shareholders, partners, limited partners, members, representatives, principals, owners, affiliates, attorneys, accountants, agents and employees, and their successors, heirs and assigns and each of them, that can be asserted either to reduce or eliminate all or any part of Borrower’s or Guarantor’s liability under the Loan Documents, or to seek affirmative relief or damages of any kind or nature from the Administrative Agent and/or Lenders with respect to the Loans, the Loan Documents and/or the Collateral. The Borrower and Guarantor further acknowledge that to the extent that any such claim should in fact exist, including without limitation, any usury or lender liability claim, it is being fully, finally and irrevocably released by the Borrower and Guarantor as provided in this Section 5.3(a) of this Amendment.

(b) General Release of Claims.

(i) Effective on the execution of this Amendment, each of Borrower and Guarantor, on their own behalf and on behalf of each of their respective past, present and future predecessors, successors, subsidiaries, parent entities, assigns, shareholders, partners, members, owners, other principals, affiliates, managers, employees, officers, directors, attorneys, agents, other representatives, insurers and any other individuals and entities claiming or acting by, through, under or in concert with any of Borrower or the Guarantor (collectively, the “Loan Party Releasors”), hereby fully and forever release, relinquish, discharge and acquit Administrative Agent and Lenders, and their respective past, present, and future predecessors, successors, subsidiaries, parent entities, assigns, participants, shareholders, partners, members, owners, other principals, affiliates, managers, employees, officers, directors, attorneys, agents, other representatives, insurers and any other individuals and/or entities claiming or acting by, through, under or in concert with each such entity or individual (the “Lender Releasees”), of and from and against any and all claims, demands, obligations, duties, liabilities, damages, expenses, claims of offset, indebtedness, debts, breaches of contract, duty or relationship, acts, omissions, misfeasance, malfeasance, causes of action, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and remedies therefor, choses in action, rights of indemnity or liability of any type, kind, nature, description or character whatsoever, arising, directly or indirectly, in any manner from and/or out of (A) the Loans, the Loan Documents and/or the Collateral, (B) Administrative Agent’s, Lenders’ and/or any other Lender Releasee’s acts, statements, conduct, representations and omissions made in connection therewith, or (C) any fact, matter, transaction or event relating thereto, whether known or unknown, suspected or unsuspected, whether now existing or hereafter arising, which could, might or may be claimed to exist, whether liquidated or unliquidated, each though fully set forth herein at length (the “Released Claims”); provided, however, that the foregoing release shall not apply to any future breach of any of the obligations, covenants or agreements of any of the Lender Releasees that are expressly set forth in this Amendment or in any other Loan Document.

(ii) The Loan Party Releasors hereby waive the provisions of any applicable laws restricting the release of claims which the releasing parties do not know or suspect to exist at the time of release, which, if known, would have materially affected the decision to agree to these releases. In this connection, the Loan Party Releasors hereby agree, represent and warrant to Lenders that they realize and acknowledge that factual matters now unknown may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and the Loan Party Releasors further agree, represent and warrant that the releases provided herein have been negotiated and agreed upon in light of that realization and that the Loan Party Releasors nevertheless hereby intend to release, discharge and acquit the parties set forth hereinabove from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are in any manner set forth in or related to the Loan and all dealings in connection therewith.

(iii) The Loan Party Releasors hereby acknowledge that they have not relied upon any representation of any kind made by Administrative Agent and/or Lenders or any Affiliate of Administrative Agent and/or Lenders in making the foregoing release.

(iv) The Loan Party Releasors represent and warrant to Administrative Agent and Lenders that they have not heretofore assigned or transferred, or purported to assign or to transfer, to any person or entity any matter released by such party hereunder or any portion thereof or interest therein, and each Loan Party Releasor agrees to indemnify, protect, defend and hold each of the Lenders Releasees harmless from and against any and all claims based on or arising out of any such assignment or transfer or purported assignment or transfer by such party.

Section 6.4. Incorporation by Reference. The terms of the Credit Agreement with respect to Sections 10.02 (Notices), 10.04 (Expenses), 10.10 (Counterparts etc), 10.12 (Severability), 10.15 (Governing Law), and 10.16 (Waiver of Right to Jury Trial) are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

Section 6.5. References.

(a) From and after the Effective Date, (i) all references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement (as amended or modified hereby), and (ii) all references in the other Loan Documents to the “Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement (as amended or modified hereby).

(b) This Amendment shall constitute a Loan Document.

Section 6.6. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, electronic “PDF” or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 6.7. Borrower shall pay to or otherwise reimburse each Lender and the Administrative Agent upon demand all reasonable fees, costs and expenses (including all reasonable fees and expenses of the Administrative Agent’s counsel) incurred by each Lender and the Administrative Agent in connection with or arising out of the negotiation, preparation, review, execution and delivery of this Amendment.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by as of the day and year first above written.

BORROWER:

FLEX REVOLUTION, LLC, a Delaware limited liability company

By:	/s/ John Davis
Name:	John Davis
Title:	President

GUARANTOR:

FLEXSHOPPER, INC., a Delaware corporation

By:	/s/ John Davis
Name:	John Davis
Title:	President

[Signature Page to Forbearance and Fifth Amendment to Credit Agreement]

ADMINISTRATIVE AGENT:

BP FUNDCO LLC, as Administrative Agent

By:	/s/ Michael Petronio
Name:	Michael Petronio
Title:	Authorized Signatory

LENDERS:

BP FUNDCO LLC, as a Lender and holder of Promissory Note A

By:	/s/ Michael Petronio
Name:	Michael Petronio
Title:	Authorized Signatory

BP FUNDCO LLC, as a Lender and holder of Promissory Note B

By:	/s/ Michael Petronio
Name:	Michael Petronio
Title:	Authorized Signatory

[Signature Page to Forbearance and Fifth Amendment to Credit Agreement]